Exhibit 10.7

CONSULTING AGREEMENT EXTENSION

The Consulting Agreement (the “Agreement”) made and entered into on 28th day of April 2014, by and between G2 International, Inc, a Texas corporation (“G2”) and Tiger Trade Technologies, Inc. a Texas corporation (the “Client”).

NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

WHEREIN said agreement expires on the 28th day of April, 2015, and the parties desire to extend and continue said Agreement; it is provided that said Agreement shall be extended for an additional term of twelve months, commencing upon the expiration of the original term and expiring on the 28th day of April 2016.

IN WITNESS WHERE OF, the parties have executed this Agreement to be effective as of the day and year first above written notwithstanding the actual date of signatures.

G2 International, Inc.	Tiger Trade Technologies, Inc.

By: /s/ Gust Kepler	By: /s/ Gust Kepler
Gust Kepler, President	Gust Kepler, President